UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Amendment Number 1
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported :    April 8, 2008

PROTON LABORATORIES, INC.
 (Exact Name of Registrant as Specified in Its Charter)

WASHINGTON
(State or other jurisdiction of incorporation or organization)

000-31883	91-2022700
(Commission File Number)	(IRS Employer Identification No.)

980 Atlantic Avenue, Suite 110, Alameda, CA 94501
 (Address of principal executive offices, including zip code)

voice: 510-865-6412	fax: 510-865-9385

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

In a previous Form 8-K we incorrectly identified the recipient of a stock issuance.  The correct information is as follows:

On April 8, 2008 we issued 2,000,144 shares of Common Stock to Outcast, Inc. as compensation for consulting.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. This transaction did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Three Directors recently resigned and we previously filed a Form 8-K to report those resignations.  Those former directors provided us with a written response (the “Response”) to the prior Form 8-K.  The response is filed herewith as an exhibit.

The Response mentioned a stock issuance to Mr. T. Flowers, which was actually a stock issuance to Outcast, Inc.   See above Item 3.02

Our current Board of Directors subsequently gave its unanimous written consent whereby the issuance to Outcast Inc. was ratified.

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

17.1          Correspondence on Departure of Director—Response of Former Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTON LABORATORIES, INC.

May 22, 2008	(signed)
/s/ Edward Alexander
Edward Alexander, CEO